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                                                                    EXHIBIT 10.4

                                 REVOLVING NOTE



$15,000,000.00                                  Effective as of August 28, 1998

         FOR VALUE RECEIVED, the undersigned, ENCORE WIRE CORPORATION, a Texas corporation ("Borrower") hereby promises to pay to the order of COMERICA BANK-TEXAS, a state bank ("Lender"), at the principal office of Agent at 911 Main Street, 7th Floor, Dallas, Texas 75202, the principal amount of FIFTEEN MILLION and NO/100 DOLLARS ($15,000,000.00) or such lesser amount as may from time to time be advanced and remain unpaid and outstanding hereunder, together with accrued interest as provided hereinbelow.

         This promissory note is executed and delivered by Borrower pursuant to the certain Second Amended and Restated Financing Agreement of dated as of June 9, 1997, among Lender, Bank of America of Texas, N.A., Borrower and EWC Leasing Corp., as amended by that certain First Amendment to Second Amended and Restated Financing Agreement dated as of February 20, 1998, as further amended by that certain Second Amendment to Second Amended and Restated Financing Agreement dated as of June 15, 1998, as further amended by that certain Third Amendment to Second Amended and Restated Financing Agreement dated as of
August 28, 1998 (as so amended and as it may be amended from time to time, hereinafter called the "Financing Agreement") and is one of the Revolving Notes defined therein. All terms defined in the Financing Agreement, wherever used herein, shall have the same meaning prescribed by the Financing Agreement.

         All loans from time to time requested by Borrower hereunder are subject to the terms and provisions of the Financing Agreement. The maximum principal amount at any time outstanding hereunder shall not at any time exceed an amount equal to Lender's Commitment. The unpaid principal from day to day outstanding under this promissory note shall bear interest at the applicable rate prescribed for the Revolving Facility as provided by the Financing Agreement. Lender's records shall be conclusive proof of loans, payments and interest accruals hereunder, absent proof by Borrower of error.

         All unpaid principal and accrued interest under this promissory note shall be payable as follows: (a) accrued interest on Prime Based Loans shall be payable quarterly on the first day of each calendar quarter, and (b) accrued interest on any LIBOR Based Loan shall be payable on the last day of the Interest Period applicable thereto, respectively. All unpaid principal borrowed under the Revolving Facility and all unpaid accrued interest thereon, and all other amounts payable hereunder relative to the Revolving Facility, shall be due and payable to Lender in full, and the Revolving Facility shall terminate, on the last day of the Contract Term. To the extent that any accrued interest is not paid on its due date as specified above, Lender may at its option (but with no obligation to do so), debit the amount of such accrued interest against any account maintained by Borrower with Lender or add such amount to the unpaid principal due by Borrower under the Revolving Facility.

         If at any time, from time to time, the aggregate unpaid principal amount outstanding hereunder exceeds the maximum amount allowed to be outstanding hereunder, Borrower shall make an immediate payment of principal in an amount not less than the amount of such excess. All such amounts, if any, payable by Borrower shall be deemed to be payable on demand, and may be offset by Lender against any amount owing by Lender to Borrower, without prior notice to Borrower.

         This promissory note in all respects is subject to the Financing Agreement. Lender and Agent shall have all rights and remedies as provided in the Financing Agreement, specifically including, without limitation, the right of acceleration and all other rights and remedies as are provided by Article IX ("Remedies") thereof.

         No delay by Lender and/or Agent in the exercise of any power or right hereunder shall operate as a waiver or impair Lender's or Agent's rights and remedies under this promissory note or the Loan Documents. Borrower and each other party ever liable hereunder severally hereby expressly waives presentment, demand, notice of intention to demand, notice of intention to accelerate, notice of acceleration, protest, notice of protest and any other notice of any kind, and agrees that its liability hereunder shall not be affected by any renewals, extensions or modifications, from time to time, of the



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time or manner of payment hereof, or by any release or modification of any security for the obligations and indebtedness evidenced hereby.

         Borrower hereby promises to pay to Lender and Agent all reasonable fees, costs and expenses incurred by Lender or Agent, as applicable, in enforcement and collection of any amounts under this promissory note, including without limitation, reasonable attorneys fees.

         In no contingency or event whatsoever shall the amount of interest under this promissory note paid by Borrower, received by Lender and/or Agent, agreed to be paid by Borrower, or requested or demanded to be paid by Lender or Agent, exceed the Maximum Rate. In the event any such sums paid to Lender and/or Agent by Borrower would exceed the maximum amount permitted by applicable law, Lender and/or Agent, as applicable, shall automatically apply such excess to any unpaid principal or, if the amount of such excess exceeds said unpaid principal, such excess shall be paid to Borrower. All sums paid, or agreed to be paid, by Borrower hereunder which are or hereafter may be construed to be compensation for the use, forbearance, or detention of money shall be amortized, prorated, spread and allocated in respect of the Obligations throughout the full Contract Term until the Obligations are paid in full. Notwithstanding any provisions contained in the Loan Documents or herein, neither Lender nor Agent shall ever be entitled to receive, collect or apply as interest any amount in excess of the Maximum Rate and, in the event Lender and/or Agent ever receives, collects, or applies any amount that otherwise would be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations and, if such principal balance is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower, Lender and/or Agent, as applicable, shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge or reimbursement for a third-party expense rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts throughout the entire period during which the indebtedness was outstanding the total amount of interest at any time contracted for, charged or received. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs, or charges greater than is permitted by applicable law. Subject to the foregoing, Borrower hereby agrees that the actual effective rate of interest from time to time existing with respect to loans made by Lender to Borrower hereunder, including all amounts agreed to by Borrower or charged or received by Lender and/or Agent, which may be deemed to be interest under applicable law, shall be deemed to be a rate which is agreed to and stipulated by Borrower and/or Lender in accordance with applicable law.

         This promissory note may not be changed, amended or modified except in writing executed by Lender and Borrower.

         This promissory note is in renewal and increase of the certain promissory note dated effective as of February 20, 1998 which was executed and delivered in renewal of that certain note dated effective as of June 15, 1994 which note was previously executed and delivered by Borrower to NationsBank of Texas, N.A., and all obligations and indebtedness previously evidenced thereby hereafter shall be governed and payable as provided herein.


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         THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO
THE LAWS OF THE STATE OF TEXAS, EXCEPT AS TO PROVISIONS RELATING TO THE RATE OF INTEREST TO BE CHARGED ON THE UNPAID PRINCIPAL HEREOF, IN WHICH CASE, TO THE EXTENT FEDERAL LAW OTHERWISE WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, SUCH FEDERAL LAW SHALL APPLY.

EXECUTED THIS 28TH DAY OF AUGUST, 1998, EFFECTIVE AS THE DATE SPECIFIED ABOVE.


================================================================================

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


COMERICA BANK-TEXAS                     ENCORE WIRE CORPORATION


By: /s/ WILLIAM J. ROLLEY               By: /s/ SCOTT D. WEAVER
   --------------------------              --------------------------
    William J. Rolley                      Scott D. Weaver
    Vice President                         Vice President-Finance



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                                        ENCORE WIRE CORPORATION


                                        By: /s/ SCOTT D. WEAVER
                                           --------------------------
                                           Scott D. Weaver
                                           Vice President-Finance